Exhibit 10.8

FORM OF

RESTRICTED STOCK AGREEMENT

UNDER THE 2007 CARE INVESTMENT TRUST INC. MANAGER EQUITY PLAN

Name of Grantee:

CIT Healthcare LLC

No. of Shares:

587,520 Shares of Common Stock

Grant Date:

[Effective Date of IPO]

Vested Shares

33.33% of the Shares on First Anniversary of the Grant Date

33.33% of the Shares on Second Anniversary of the Grant Date

33.33% of the Shares on Third Anniversary of the Grant Date

This Restricted Stock Agreement (the “Agreement”) is between Care Investment Trust Inc., a Maryland corporation (the “Company”), and CIT Healthcare LLC, the manager of the Company pursuant to a management agreement (the “Manager”).

This Agreement is effective as of the date of grant indicated above (the “Grant Date”), but is fully conditioned upon the closing of the Company’s initial public offering of its common stock pursuant to that certain Registration Statement on Form S-11 (Registration No. 333-141634) (“IPO”).

The Company wishes to award the Manager a number of shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), subject to certain restrictions as provided in this Agreement, in order to carry out the purposes of the 2007 Manager Equity Plan (the “Plan”).

Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Manager hereby agree as follows:

1.

Award of Restricted Stock.

The Company hereby grants to the Manager, effective as of the Grant Date but conditioned upon the closing of the Company’s IPO, an Award of Restricted Stock for that number of shares of Common Stock indicated above (the “Shares”), on the terms and conditions set forth in this Agreement and in accordance with the terms of the Plan.

2.

Rights with Respect to the Shares.

With respect to the Shares, the Manager shall be entitled effective as of the Grant Date to exercise the rights of a shareholder of Common Stock of the Company, including the right to vote the Shares and the right to receive dividends on the Shares.  Notwithstanding the foregoing, the Manager shall be subject to the transfer restrictions in Section 6.

3.

Scheduled Vesting.

Subject to the terms and conditions of this Agreement, Shares shall become vested in the amount or amounts set forth herein from the Grant Date until the respective date or dates described above in this Agreement.  Vesting or becoming vested entitles the Manager to transfer the Shares.  Shares that vest under this Agreement are referred to as “Vested Shares.”

4.

Effect of a Change in Control.

If the Company experiences a Change in Control (as defined in the Plan) prior to the time that any outstanding Shares have vested, such unvested Shares shall immediately vest upon the effective date of the Change in Control.

5.

Effect of Termination of Management Agreement.

If any management agreement between the Company and the Manager is terminated or not renewed other than for Cause (as such term shall be defined in the management agreement), any outstanding Shares that are not then Vested Shares shall become immediately vested.  If the management agreement is terminated or not renewed for Cause (as such term shall be defined in the management agreement) any outstanding Shares that are not then Vested Shares shall become immediately forfeited.

6.

Transfer Restrictions.

Notwithstanding anything to the contrary in this Agreement, the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Manager (collectively, the “Transfer Restrictions”) during the period commencing on the Grant Date and terminating at the end of the three year vesting period following the Grant Date (the “Restricted Period”).  The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the Transfer Restrictions shall lapse with respect to any Shares, or to remove any or all such restrictions, whenever the Committee may determine that such action is appropriate by reason of any changes in circumstances occurring after the commencement of the Restricted Period.

7.

Issuance and Custody of Certificates.

(a)

The Company shall cause the Shares to be issued in the Manager’s name, either by book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company.  The Shares shall be restricted from transfer during the Restricted Period and shall be subject to an appropriate stop-transfer order.  If any certificate is issued, the certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares.

(b)

If any certificate is issued, the Manager shall be required to execute and deliver to the Company a stock power or stock powers relating to the Shares.

(c)

Upon vesting, the Company shall promptly cause the Vested Shares to be delivered to the Manager, free of the restrictions and/or legend described in Section 7(a) hereof, either by book-entry registration or in the form of a certificate or certificates, registered in the Manager’s name.

8.

Distributions and Adjustments.

(a)

If any Shares vest subsequent to any change in the number or character of the Common Stock of the Company without additional consideration paid to the Company (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or otherwise), the Manger shall then receive upon such vesting the number and type of securities or other consideration which the Manager would have received if such Shares had vested prior to the event changing the number or character of the outstanding Common Stock.

(b)

Any dividends declared by the Company on Shares of Common Stock shall be paid to the Manager in respect of any Shares of Restricted Stock as and when such dividends are paid to holders of Common Stock, and shall not be accumulated by the Company during the Restricted Period.

9.

General Provisions.

(a)

Interpretations.  This Agreement is subject in all respects to the terms of the Plan.  A copy of the Plan is available upon the Manager’s request.  Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein.  In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern.  Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.

(b)

Securities Matters.  The Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(c)

Headings.  Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

(d)

Saving Clause.  If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(e)

Governing Law.  The internal law, and not the law of conflicts, of the State of Maryland will govern all questions concerning the validity, construction and effect of this Agreement.

(f)

Notices.  The Manager should send all written notices regarding this Agreement or the Plan to the Company at the following address:

Care Investment Trust Inc.
c/o CIT Healthcare LLC
505 Fifth Avenue, 6th Floor

New York, New York 10017
Attn:

[                  ]

(g)

Benefit and Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives.  The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

10.

Refusal of Award.

If the Manager desires to refuse this Award, the Manager must notify the Company in writing no later than thirty (30) days after receipt of this Agreement.  The Manager’s acceptance of this Award shall constitute the Manager’s acceptance of all the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the Company by one of its duly authorized officers has executed this Agreement as of the day and year first above written.

CARE INVESTMENT TRUST INC.

By:  _______________________________________

Its:

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